UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2025

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Although it has not finalized its full financial results for the fourth quarter and fiscal year ended December 31, 2024, Intellia Therapeutics, Inc. (the “Company”) announced on January 9, 2025, that it expects to report that it had approximately $862 million of cash, cash equivalents and marketable securities as of December 31, 2024.

The information contained in Item 2.02 of this Form 8-K is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2024. The audit of the Company’s consolidated financial statements for the year ended December 31, 2024, is ongoing and could result in changes to the information set forth above.

The information in this Item 2.02 is being furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 9, 2025, the Company announced the prioritization of its current and near-term clinical programs and a strategic restructuring to streamline its operations. These changes are expected to extend the Company’s cash runway into the first half of 2027.

In connection with this portfolio prioritization and strategic restructuring, the Company expects to implement a net reduction of its employee headcount by approximately 27% over 2025. The Company estimates that it will incur charges of approximately $8 million for severance and other employee termination-related costs, primarily in the first quarter of 2025. These costs consist primarily of cash expenditures related to severance payments. The Company estimates that the workforce reduction will be substantially completed in the first quarter of 2025. The estimate of costs that the Company expects to incur, and the timing thereof are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the actions described above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2025, the Company announced that Laura Sepp-Lorenzino, Ph.D., the Company’s Executive Vice President and Chief Scientific Officer (“CSO”), will retire from the Company and that her anticipated retirement date is December 31, 2025. On January 9, 2025, the Company and Dr. Sepp-Lorenzino entered into a Retirement Agreement (the “Retirement Agreement”), pursuant to which, effective January 13, 2025, Dr. Sepp-Lorenzino will become Special Advisor to the Chief Executive Officer of the Company. Birgit Schultes, Ph.D. will become the Company’s Executive Vice President and CSO, effective as of January 13, 2025.

Pursuant to the Retirement Agreement, Dr. Sepp-Lorenzino will receive a revised base salary of $384,000 during the remainder of her employment with the Company and will be eligible for incentive compensation for 2024 consistent with the terms of her existing Employment Agreement but will not be eligible for a bonus or other incentive compensation for 2025. Dr. Sepp-Lorenzino will not be eligible for any severance pay or employee benefits following the ending of her employment unless there is a Change in Control (as defined in her existing Employment Agreement) and Dr. Sepp-Lorenzino’s employment is terminated following such Change in Control and before the anticipated retirement date, in which case she will be eligible for accelerated vesting of her outstanding equity awards consistent with her Employment Agreement, continued payment of her revised base salary through December 31, 2025, and continued payment of the monthly employer contribution for health insurance through the earlier of December 31, 2025 or the end of her COBRA health continuation period. Upon her retirement, subject to the terms of the Retirement Agreement, Dr. Sepp-Lorenzino will be eligible for the equity treatment set forth in the Company’s Amended and Restated Retirement Policy for Equity Awards (the “Retirement Policy”) , a copy of which was filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K (File No. 001-37766) filed with the Securities and Exchange Commission on February 23, 2023. The equity treatment set forth in the Retirement Policy includes the following with respect to all outstanding equity awards granted to Dr. Sepp-Lorenzino after July 1, 2022, subject to the terms and conditions of the Retirement Policy: (i) continued vesting of stock options on the original vesting dates for such stock options, (ii) the ability to exercise vested stock options until the earlier of December 31, 2030 and the original expiration date of the stock option, (iii) vesting of all unvested time-based restricted stock unit awards on December 31, 2025, and (iv) continued eligibility to earn a pro rata portion of any outstanding performance-based equity awards at the end of the performance period based on actual achievement of the applicable performance metrics. In accordance with the Retirement Policy, Dr. Sepp-Lorenzino will not be eligible to receive any additional equity awards during 2025. The Retirement Agreement is otherwise materially consistent with the terms of Dr. Sepp-Lorenzino’s Employment Agreement, which is substantially similar to the form of employment agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37766) filed with the Securities and Exchange Commission on April 17, 2018, and the Company’s Retirement Policy.

Item 7.01 Regulation FD Disclosure.

On January 9, 2025, the Company issued a press release titled “Intellia Therapeutics Announces Anticipated 2025 Milestones and Strategic Reorganization to Prioritize the Advancement of its Late-Stage Programs, NTLA-2002 and Nexiguran Ziclumeran (nex-z),” a copy of which is attached hereto as Exhibit 99.1.

The information under this Item 7.01, including Exhibit 99.1 hereto, are being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On January 9, 2025, the Company announced its strategic priorities to focus on key value drivers and anticipated milestones for 2025.

•	Strategic Reorganization Focused on Key Value Drivers:

•

The Company prioritized resources to focus on NTLA-2002 and nexiguran ziclumeran (“nex-z”). As part of this prioritization, the Company discontinued development of NTLA-3001 for the treatment of alpha-1 antitrypsin deficiency-associated lung disease, as well as discontinuing select research-stage programs.

•	Over the course of 2025, the strategic reorganization will result in a net workforce reduction of approximately 27%.

•	The Company expects to incur charges of approximately $8 million associated with the reorganization, which is anticipated to be incurred in the first quarter of 2025.

•

Intellia ended the fourth quarter of 2024 with approximately $862 million in cash, cash equivalents and investments. The combination of its cash balance and the anticipated cost savings are expected to provide the Company with cash runway into the first half of 2027.

•	NTLA-2002 for Hereditary Angioedema (HAE):

•	Patients are undergoing screening in the pivotal Phase 3 HAELO study for NTLA-2002 for HAE.

•

Presented clinical data, in October at the 2024 American College of Allergy, Asthma & Immunology (ACAAI) Scientific Meeting, from the Phase 2 study that demonstrated the potential of NTLA-2002 to end chronic, prophylaxis treatment and provide freedom from attacks following a one-time infusion.

•	Nex-z for Transthyretin (ATTR) Amyloidosis:

•

Strong enrollment and momentum continue in the Phase 3 MAGNITUDE study of nex-z in patients with ATTR amyloidosis with cardiomyopathy (ATTR-CM), tracking ahead of the Company’s target enrollment projections.

•	Actively enrolling patients in the Phase 3 MAGNITUDE-2 study of nex-z in patients with hereditary ATTR amyloidosis with polyneuropathy (ATTRv-PN).

•

Presented first clinical evidence, in November at the 2024 American Heart Association (AHA) Scientific Sessions, that consistent, rapid, deep and durable reductions in serum TTR achieved after a one-time treatment of nex-z may halt, and potentially reverse, disease progression.

•	Corporate Update:

•

Laura Sepp-Lorenzino, Ph.D., the Company’s Executive Vice President and Chief Scientific Officer has announced her retirement effective December 31, 2025. Dr. Sepp-Lorenzino will transition from her role as CSO and continue as a Senior Scientific Advisor for the remainder of the year.

•

The Company also announced that Birgit Schultes, Ph.D., who has been leading the Company’s research and early development efforts in immunology and cell therapy since 2017, will be promoted to Executive Vice President and Chief Scientific Officer, effective January 13, 2025.

•	Strategic Priorities and Anticipated 2025 Milestones:

•	Intellia’s strategic priorities reflect the Company’s ongoing evolution from a late-stage development company to a commercial-ready organization by the end of 2026.

1.	Drive focused clinical execution to complete or accelerate enrollment in the pivotal studies of NTLA-2002 and nex-z

NTLA-2002 for HAE:

•	Dose the first patient in the pivotal Phase 3 HAELO trial in 1Q25

•	Complete HAELO enrollment in second half of 2025.

•

Present longer-term data from the Phase 1/2 study – data will include patients in the Phase 2 portion who initially received a 25 mg dose or placebo and were subsequently given the 50 mg dose of NTLA-2002 selected for the Phase 3 study.

Nex-z for ATTR amyloidosis:

•	Dose the first patient in the pivotal Phase 3 MAGNITUDE-2 trial for ATTRv-PN in 1Q25.

•	Enroll at least 550 patients across the MAGNITUDE trial for ATTR-CM by year-end.

•	Present longer-term data from both ATTR-CM and ATTRv-PN patients in the Phase 1 study – data will include updated measures of clinical efficacy and safety.

2.	Advance commercial readiness by implementing core commercialization and medical capabilities for initial launch in the U.S.

•	Complete buildout of the commercial leadership team by second half of 2025.

•	Expand the reach of medical education activities in HAE and ATTR amyloidosis in partnership with key medical societies and patient organizations.

•	Initiate pre-approval information exchange to allow payers to begin planning for potential coverage and formulary decisions.

Forward Looking Statements.

This Current Report on Form 8-K and certain of the materials furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, but are not limited to, express or implied statements regarding the Company’s beliefs and expectations regarding: ability to successfully develop and commercialize nexiguran ziclumeran (“nex-z”), formerly known as NTLA-2001, for the treatment of transthyretin (“ATTR”) amyloidosis and NTLA-2002 for the treatment of hereditary angioedema (“HAE”) to address the significant unmet needs of patients and prescribers in HAE and ATTR; its ability to achieve near-term clinical milestones, including dosing the first patient in the Phase 3 HAELO trial in the first quarter of 2025, completing enrollment in the Phase 3 HAELO trial in the second half of 2025, dosing the first patient in the Phase 3 MAGNITUDE-2 trial for hereditary ATTR with polyneuropathy (“ATTRv-PN”) in the first quarter of 2025, enroll at least 550 patients across the Phase 3 MAGNITUDE trial for ATTR with cardiomyopathy (“ATTR-CM”) by year-end, and the expected timing of data releases from its clinical trials of nex-z and NTLA-2002, including longer-term data from the Phase 1/2 study of NTLA-2002, including data from patients that previously received the 25 mg dose or placebo and were subsequently given the 50 mg dose, and longer-term data from the Phase 1 study of nex-z, including updated measure of clinical efficacy and safety; its ability to prepare for commercial launch, including completing buildout of the commercial leadership team in the first half of 2025, expanding the reach of medical education activities in HAE and ATTR amyloidosis in 2025, and initiating, in 2025, pre-approval information exchange to allow payers to begin planning for coverage and formulary decisions; its interactions with regulatory authorities, including the potential submission of a biologics license application for NTLA-2002 for the treatment of HAE in the second half of 2026; its ability to optimize the impact of its collaborations on its development programs, including its collaboration with Regeneron Pharmaceuticals, Inc. and their co-development program for ATTR amyloidosis, and to advance additional development candidates; and its expectations regarding its uses of capital, expenses and ability to fund operations into the first half of 2027.

Any forward-looking statements in this Current Report on Form 8-K and certain materials furnished or filed herewith are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to Intellia’s ability to protect and maintain its intellectual property position; risks related to Intellia’s relationship with third parties, including its contract manufacturers, licensors and licensees; risks related to the ability of its licensors to protect and maintain their intellectual property position; uncertainties related to the authorization, initiation and conduct of preclinical and clinical studies and other development requirements for its product candidates, including uncertainties related to regulatory approvals to conduct clinical trials; risks related to the ability to develop and commercialize any one or more of Intellia’s product candidates successfully; risks related to the results of preclinical studies or clinical studies not being predictive of future results in connection with future studies; the risk that clinical study results will not be positive; risks related to the development and advancement of novel platform capabilities, such as DNA writing technology and gene editing in tissues outside the liver; risks related to Intellia’s future financial condition and its ability to fund its operations; and risks related to Intellia’s collaborations with Regeneron Pharmaceuticals, Inc. or its other collaborations not continuing or not being successful. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the Date of Report indicated above, and the Company undertakes no duty to update this information unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 9, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: January 10, 2025	By:	/s/ John M. Leonard
Name: John M. Leonard
Title: Chief Executive Officer and President